VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY

                                     BY-LAWS
                                       OF
                         VOLT INFORMATION SCIENCES, INC.


1. MEETINGS OF SHAREHOLDERS

1.1 Annual Meeting: The annual meeting of shareholders shall be held on the third Thursday of March in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the Board of Directors (the "Board").

1.2 Special Meetings: Special meetings of the shareholders may be called by resolution of the Board or by the President, and shall be called by the President or the Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

1.3 Place of Meetings: Meetings of the shareholders may be held in or outside New York State.

1.4 Notice of Meetings; Waiver of Notice: Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting shall state at whose direction the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a shareholder at his address on the Corporation's records. The attendance of any shareholder at a meeting, without protesting before the end of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

1.5 Quorum: The presence in person or by proxy of the holders of 35% of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called.

1.6 Voting Proxies: Each shareholder of record may attend meetings and vote either in person or by proxy. Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law. Directors shall be elected in the manner provided in Section 2.1 of these By-Laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after eleven months from its date unless it provides otherwise.


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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

1.7 Inspectors of Election: The Board shall have the power to appoint two persons (who need not be shareholders) to act as inspectors of election at each meeting of shareholders. If there are not two inspectors present, ready and willing to act, the chairman presiding at any meeting may appoint a temporary inspector or inspectors to act at such meeting. No candidate for the office of director shall act as an inspector of any election for directors.

1.8 Action by Shareholders Without a Meeting: Any shareholder action may be taken without a meeting if written consent to the action is signed by all shareholders entitled to vote on the action.

1.9 Advance Notification of Proposed Business: To be properly brought before an annual meeting of shareholders, business must be either (1) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the annual meeting by or at the direction of the Board, or (3) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such shareholder's notice of proposed business to be brought before the meeting by a shareholder must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the one year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year; provided, however, that in the event that the month and day of the annual meeting of shareholders to be held in the current year is changed by more than thirty (30) calendar days from the one year anniversary of the date the annual meeting of shareholders was held in the immediately preceding year, and less than one hundred thirty (130) days' informal notice to shareholders or other prior public disclosure of the date of the annual meeting in the current year is given or made, notice of such proposed business to be brought before the meeting by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which formal or informal notice of the date of the annual meeting of shareholders was mailed or such other public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class, series and number of shares of the Corporation's stock which are beneficially owned by the shareholder and (d) a description of all arrangements or understandings between the shareholder and any other person or persons
(naming such person or persons) in connection with the proposing of such business by the shareholder, and any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting of shareholders except in accordance with the procedures set forth in this Section of the By-Laws; provided, however, that nothing in this Section of the By-Laws shall be deemed to preclude discussion by any shareholder of any business brought before the annual meeting of shareholders. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting of shareholders in accordance with the provisions of this Section of the By-Laws, and any such business not properly brought before the annual meeting shall not be transacted.


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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

1.10 Advanced Notification of Proposed Nominations: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual meeting of shareholders. Nominations of persons for election to the Board of the Corporation at the annual meeting of shareholders may be made by or at the direction of the Board, by any committee or persons appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section of the By-Laws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such shareholder's notice of nominations of persons to serve as directors must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the one year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year; provided, however, that in the event that the month and day of the annual meeting of shareholders to be held in the current year is changed by more than thirty (30) calendar days from the one year anniversary of the date the annual meeting of shareholders was held in the immediately preceding year, and less than one hundred thirty (130) days' informal notice to shareholders or other prior public disclosure of the date of the annual meeting in the current year is given or made to shareholders, notice of such nominations by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which formal or informal notice of the date of the meeting was mailed or such other public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (2) as to the shareholder giving the notice (a) the name and record address of the shareholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.

2. BOARD OF DIRECTORS

2.1 Number, Qualification, Election and Term of Directors: The business of the Corporation shall be managed by the Board, which shall consist of such number of directors, not less than three, nor more than nine, to be fixed from time by the shareholders or a majority of the entire Board. The directors shall be classified with respect to the time during which they shall severally hold office by dividing them into two classes, as

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

nearly equal in number as possible, but in no event shall any class include less than three directors. At the meeting of the shareholders of the Corporation held for the election of the first such classified Board, the directors of the first class shall be elected for a term of one year and the directors of the second class for a term of two years. At each annual meeting of shareholders held thereafter, the successors to the class whose term shall expire that year shall be elected to hold office for a term of two years, so that the term of office of one class of directors shall expire each year. Any newly created directorship or decrease in directorship as authorized by resolution of the Board of Director shall be so apportioned as to make both classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorship is filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall be at least 21 years old. Directors shall hold office until the annual meeting at which their term expires and until the election of their respective successors.

2.2 Quorum and Manner of Acting: A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in
Section 2.8 of these By-Laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.3 Place of Meetings: Meetings of the Board may be held in or outside New York State.

2.4 Annual and Regular Meetings: Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in Section 2.6 of these By-Laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5 Special Meetings: Special meetings of the Board may be called by the President or by a majority of the directors then in office. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

2.6 Notice of Meetings; Waiver of Notice: Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Each notice of a special meeting shall also state the purpose or purposes for which the meeting is called, Notice need not be given to any director who submits a signed waiver of notice before or after

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

the meeting, or who attend the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7 Resignation and Removal of Directors: Any director may resign at any time. Directors may be removed only as provided in the Certificate of Incorporation. Any or all of the directors may be removed at any time, either with or without cause, by vote of the shareholders and any of the directors may be removed for cause by the Board.

2.8 Vacancies: Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.9 Compensation: Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3. COMMITTEES

3.1 Executive Committee: The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of two or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by law, and which shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolution of the Board.

3.2 Other Committees: The Board, by resolution adopted by a majority of the entire Board, may designate other committees of the Board, consisting of two or more directors, to serve at the pleasure of the Board, with such powers and duties as the Board determines.

4. OFFICERS

4.1 Number: The executive officers of the Corporation shall be the Chairman of the Board of Directors, one or more Presidents, one or more Vice Presidents, who may be of different designations, a Secretary, a Treasurer and a General Counsel. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

4.2 Election; Term of Office: The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor.

4.3 Officers: The Board may appoint other officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any such officers, agents or employees.

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

4.4 Resignation and Removal of Officers: Any officer may resign at any time. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause.

4.5 Vacancies: A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these By-Laws for election or appointment to the office.

4.6 Chairman of the Board of Directors: The Chairman of the Board of Directors shall, when present, preside at all meetings of the Board and at all meetings of shareholders. He shall have the same power as the President to execute contracts and other instruments on behalf of the Corporation except as otherwise provided by law or by the Board, and he shall have such other powers and duties as the Board assigns to him. During the absence or disability of the President, he shall exercise all powers and discharge all the duties of the president.

4.7 Chief Executive Officer and President: The Board may appoint a chief executive officer or two co-chief executive officers, and a President or two co-Presidents. The President shall be the chief executive officer or one of the co-chief executive officers of the Corporation. If there are co-chief executive officers, one shall be the President, and the other shall be the co-President, if there should be one, or a designated Executive Vice President of the Corporation. If there are co-Presidents, they shall be the co-chief executive officers of the Corporation. The chief executive officer or, if there should be two, both co-chief executive officers jointly shall have general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, the chief executive officer, or if there is more than one, the most senior chief executive officer in term of service who is present, shall preside at all meetings of the Board and meetings of shareholders. The chief executive officer or the co-chief executive officers shall have the power to execute contracts and other instruments of the Corporation and such other powers and duties as the Board assigns to him or them.

4.8 Vice Presidents: Each Vice President shall have such powers and duties as the Board or the President assigns to him.

4.9 Secretary: The Secretary shall record the minutes of all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, shall keep the seal of the Corporation and, in proper cases, shall apply it to any instrument requiring it and attest it. He shall have such other duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

4.10 Treasurer: The Treasurer shall be the chief financial and accounting officer of the Corporation. Subject to the control of the Board and the President, the Treasurer shall have charge of the Corporation's funds and securities and the Corporation's receipts and disbursements. He shall have such other powers and duties as the Board or the President assigns to him.

4.11 General Counsel: The General Counsel shall be the chief legal officer of the Corporation.

4.12 Salaries: The Board may fix the officers' salaries or it may authorize the President or co-President jointly to fix the salary of any other officer.

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

5. SHARES

5.1 Certificates: The shares of the Corporation shall be represented by certificates in the form approved by the Board.

5.2 Transfers: Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate claimed to have been lost or destroyed.

5.3 Determination of Shareholders of Record: The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

6. INDEMNIFICATION

6.1 General: Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including an action by or in the right of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to procure a judgment in its respective favor (any such action, suit or proceeding is hereinafter referred to as an "Action"), by reason of the fact that such person or such person's testator or intestate (a) is or was a director or officer of the Corporation, or (b) is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred in connection with the defense or as a result of an Action or in connection with any appeal therein; provided that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Corporation may indemnify and advance expenses to any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other law, or other rights created by an agreement approved by the Board, or resolution of shareholders or the Board, and the adoption of any such resolution or the entering into of any such agreement approved by the Board is hereby authorized.

6.2 Expense Advances: The Corporation shall, from time to time, advance to any director or officer of the Corporation expenses (including attorney's fees) incurred in defending any Action in advance of the final disposition of such Action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by law.

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

6.3 Procedure for Indemnification: Indemnification and advancement of expenses under this Section 6 shall be made promptly and, in any event, no later than 45 days following the request of the person entitled to such indemnification or advancement of expenses hereunder. The Board shall promptly (but, in any event, within such 45-day period) take all such actions (including, without limitation, any authorizations and findings required by law) as may be necessary to indemnify, and advance expenses to, each person entitled thereto pursuant to this Section 6. If the Board is or may be disqualified by law from granting any authorization, making any finding or taking any other action necessary or appropriate for such indemnification or advancement, then the Board shall use its best efforts to cause appropriate person(s) to promptly so authorize, find or act.

6.4 Insurance: The Corporation shall be permitted to purchase and maintain insurance for its own indemnification and that of its directors and officers and any other proper person to the maximum extent permitted by law.

6.5 Non-Exclusivity: Nothing contained in this Section 6 shall limit the right of indemnification and advancement of expense to which any person would be entitled by law in the absence of this Section 6, or shall be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-Law, agreement approved by the Board, or resolution of shareholders or directors, and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.

6.6 Continuity of Rights: The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 shall (i) continue as to a person who has ceased to serve in a capacity which would entitle such person to indemnification or advancement of expenses pursuant to this section 6 with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of a person entitled to the benefits of this Section 6 (iii) apply with respect to acts or omissions occurring prior to the adoption of this Section 6 to the fullest extent permitted by law and (iv) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto. This Section 6 shall constitute a contract between the Corporation and each person eligible for indemnification or advancement of expenses hereunder, pursuant to which contract the Corporation and each person intend to be legally bound.

6.7 Enforcement: The right to indemnification and advancement of expenses provide by this Section 6 shall be enforceable by any person entitled to indemnification or advancement of expenses hereunder in any court of competent jurisdiction. In such an enforcement action the burden shall be on the Corporation to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Corporation to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Corporation thereon adverse to the person seeking such indemnification or advancement shall constitute a defense to the action or create a presumption that such person is not so entitled. Without limiting the scope of Section 6.1 (a) a person who has been successful on the merits or otherwise in the defense of an Action shall be entitled to indemnification as authorized in Section 6.1 and (b) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that such person has not met the standard of conduct set forth in Section

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                     EXHIBIT 3.2
BY-LAWS OF THE COMPANY--Continued

6.1. Such person's reasonable expenses incurred in connection with successfully establishing such person's right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Company.

6.8 Severability: In this section 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation nevertheless shall indemnify and advance expense to each person otherwise entitled thereto to the fullest extent permitted by any applicable portion of this Section 6 that shall not have been invalidated.

7. MISCELLANEOUS

7.1 Seal: The seal of the Corporation shall be in the form of a circle and shall bear the Corporation's name and the year (1957) and state (New York) in which it was incorporated.

7.2 Fiscal Year: The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall end on the Sunday closest to October 31 of each year.

7.3 Voting of Shares in Other Corporations: Shares in other corporations which are held by the Corporation may be represented and voted by the President or a Vice President or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote any such shares.

7.4 Amendments: Any By-Law may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any By-Law adopted by the Board may be amended or repealed by the shareholders. If a By-Law regulating elections of directors is amended, repealed or adopted by the Board, the notice of the next meeting of shareholders shall set forth the By-Law so amended, repealed or adopted together with a concise statement of the changes made.